SEACOAST REPORTS FIRST QUARTER 2024 RESULTS
Q1 Highlights Included Impressive Growth in Deposits, Successful Completion of
Our Expense Initiative, and Building Wealth and Lending Pipelines
Strong Capital Position Builds Quarter over Quarter

STUART, Fla., April 25, 2024 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the first quarter of 2024 of $26.0 million, or $0.31 per diluted share, compared to $29.5 million, or $0.35 per diluted share in the fourth quarter of 2023 and $11.8 million, or $0.15 per diluted share in the first quarter of 2023.
Adjusted net income1 for the first quarter of 2024 was $31.1 million, or $0.37 per diluted share, compared to $31.4 million, or $0.37 per diluted share in the fourth quarter of 2023 and $23.7 million, or $0.29 per diluted share in the first quarter of 2023.
For the first quarter of 2024, return on average tangible assets was 0.89% and return on average tangible shareholders' equity was 9.55%, compared to 0.99% and 11.22%, respectively, in the prior quarter, and 0.52% and 5.96%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 in the first quarter of 2024 was 1.04% and adjusted return on average tangible shareholders' equity1 was 11.15%, compared to 1.04% and 11.80%, respectively, in the prior quarter, and 0.88% and 10.16%, respectively, in the prior year quarter.
Charles M. Shaffer, Seacoast's Chairman and CEO, said, “As the complexity of our successful period of sequential acquisitions falls further in the rearview mirror, I was pleased with our focus on organic customer acquisition, which resulted in growth in noninterest-bearing accounts and strong annualized deposit growth of 8%. Over the past 24 months, we have focused on acquiring the best banking talent across Florida, and we are now seeing an accelerated return on that investment. The combination of strategic investments in talent, marketing, and innovative products is driving growth across our markets, and we are exiting the first quarter with robust pipelines across all of our businesses.”
Shaffer added, “We are well positioned at this point, with the completion of our expense initiative, fortress balance sheet with industry-leading capital levels, ample liquidity, and an incredibly engaged and excited banking team, we are primed to continue to take market share across one of the strongest markets in the country.”

Financial Results
Income Statement
•Net income in the first quarter of 2024 was $26.0 million, or $0.31 per diluted share, compared to $29.5 million, or $0.35 per diluted share in the fourth quarter of 2023 and $11.8 million, or $0.15 per diluted share in the first quarter of 2023. Adjusted net income1 for the first quarter of 2024 was $31.1 million, or $0.37 per diluted share, compared to $31.4 million, or $0.37 per diluted share, for the prior quarter, and $23.7 million, or $0.29 per diluted share, for the prior year quarter.
•Net revenues were $125.6 million in the first quarter of 2024, a decrease of $2.6 million, or 2%, compared to the prior quarter, and a decrease of $28.0 million, or 18%, compared to the prior year quarter. Adjusted net revenues1 were $125.6 million in the first quarter of 2024, a decrease of $5.2 million, or 4%, compared to the prior quarter, and a decrease of $26.0 million, or 17%, compared to the prior year quarter.
•Pre-tax pre-provision earnings1 were $35.7 million in the first quarter of 2024, a decrease of 15% compared to the fourth quarter of 2023 and a decrease of 25% compared to the first quarter of 2023. Adjusted pre-tax pre-provision earnings1 were $42.5 million in the first quarter of 2024, a decrease of 6% compared to the fourth quarter of 2023 and a decrease of 34% compared to the first quarter of 2023.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net interest income totaled $105.1 million in the first quarter of 2024, a decrease of $5.7 million, or 5%, compared to the prior quarter, and a decrease of $26.1 million, or 20%, compared to the prior year quarter. During the first quarter of 2024, higher interest expense on deposits reflects growth in deposit balances and the impact of the continuing elevated rate environment. Accretion on acquired loans totaled $10.6 million in the first quarter of 2024, $11.3 million in the fourth quarter of 2023, and $15.9 million in the first quarter of 2023.
•Net interest margin decreased 12 basis points to 3.24% in the first quarter of 2024 compared to 3.36% in the fourth quarter of 2023. Excluding the effects of accretion on acquired loans, net interest margin decreased 11 basis points to 2.91% in the first quarter of 2024 compared to 3.02% in the fourth quarter of 2023. Loan yields were 5.90%, an increase of five basis points from the prior quarter. The effect on loan yields of accretion of purchase discounts on acquired loans was an increase of 42 basis points in the first quarter of 2024, an increase of 45 basis points in the fourth quarter of 2023 and an increase of 69 basis points in the first quarter of 2023. Securities yields expanded five basis points to 3.47%, compared to 3.42% in the prior quarter. The cost of deposits increased 19 basis points, from 2.00% in the prior quarter, to 2.19% in the first quarter of 2024. The decline in margin quarter-over-quarter was driven in part by the success in growing deposits.
•Noninterest income totaled $20.5 million in the first quarter of 2024, an increase of $3.2 million, or 18%, compared to the prior quarter, and a decrease of $1.9 million, or 9%, compared to the prior year quarter. Changes compared to the fourth quarter of 2023 included:
•Interchange income decreased $0.5 million, or 22%, to $1.9 million, with the prior quarter benefiting from an annual volume-based incentive earned from the payment network provider.
•The wealth management division continues to demonstrate success in building relationships, and during the first quarter of 2024, assets under management grew $160 million, driving a $0.3 million or 9%, increase in wealth management income. The team enters the second quarter with a robust pipeline.
•Insurance agency income increased $0.2 million, or 21%, to $1.3 million, reflecting a record quarter for the agency.
•Other income increased $0.5 million, or 12%, to $5.2 million, with increases in marine and aircraft loan production sold, and in SBIC income.
•Net securities gains of $0.2 million in the first quarter of 2024 include gains of $4.1 million on the sale of the Company’s holdings of Visa Class B stock. This was largely offset by losses of $3.8 million on the sale of $86.8 million or 3% of the bank’s investment securities portfolio. The securities were reinvested at a yield of 5.53%, with an expected earnback on the trade of 1.9 years.
•The provision for credit losses was $1.4 million in the first quarter of 2024, compared to $4.0 million in the fourth quarter of 2023 and $31.6 million in the first quarter of 2023. The first quarter of 2023 included a $26.6 million day-one provision associated with a bank acquisition.
•Noninterest expense was $90.4 million in the first quarter of 2024, an increase of $4.0 million, or 5%, compared to the prior quarter, and a decrease of $17.1 million, or 16%, compared to the prior year quarter. Changes compared to the fourth quarter of 2023 included:
•Salaries and wages increased $1.9 million, or 5%, to $40.3 million, including $2.1 million in severance-related expenses arising from reductions in the workforce early in the first quarter of 2024.
•Employee benefits increased $1.2 million, or 18%, to $7.9 million, reflecting higher seasonal payroll taxes and 401(k) contributions.
•Outsourced data processing costs increased $3.5 million, or 41%, to $12.1 million and included $4.1 million in charges associated with contract terminations and modifications to consolidate systems, which will lead to lower ongoing operating expenses.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Occupancy costs increased $0.5 million, or 7%, to $8.0 million in the first quarter of 2024 and included charges of $0.8 million associated with early lease terminations and consolidation of locations. Occupancy expenses will be lower going forward.
•Legal and professional fees decreased $1.1 million, or 35%, to $2.2 million, with the fourth quarter of 2023 impacted by one-time legal fees associated with a closed matter.
•Seacoast recorded $7.8 million of income tax expense in the first quarter of 2024, compared to $8.3 million in the fourth quarter of 2023, and $2.7 million in the first quarter of 2023. Tax expense related to stock-based compensation was nominal in the first quarter of 2024 and tax benefits related to stock-based compensation totaled $0.6 million in the fourth quarter of 2023 and $0.2 million in the first quarter of 2023.
•The efficiency ratio was 66.78% in the first quarter of 2024, compared to 60.32% in the fourth quarter of 2023 and 64.62% in the prior year quarter. The adjusted efficiency ratio1 was 61.13% in the first quarter of 2024, compared to 60.32% in the fourth quarter of 2023 and 53.10% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control. The increase in the adjusted efficiency ratio in the first quarter of 2024 reflects the continued impact of higher deposit rates mitigated partially by disciplined expense management.

Balance Sheet
•At March 31, 2024, the Company had total assets of $14.8 billion and total shareholders' equity of $2.1 billion. Book value per share was $24.93 as of March 31, 2024, compared to $24.84 as of December 31, 2023, and $24.24 as of March 31, 2023. Tangible book value per share increased to $15.26 as of March 31, 2024, compared to $15.08 as of December 31, 2023, and $14.25 as of March 31, 2023.
•Debt securities totaled $2.6 billion as of March 31, 2024, an increase of $103.0 million, or 4%, compared to December 31, 2023. Debt securities include approximately $1.9 billion in securities classified as available for sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $669.9 million in securities classified as held to maturity with a fair value of $540.2 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•Loans decreased $84.9 million from December 31, 2023, totaling $10.0 billion as of March 31, 2024. Loan originations were $368.3 million in the first quarter of 2024, a decrease of 23%, consistent with typical seasonality, compared to $477.9 million in the fourth quarter of 2023. The Company continues to exercise a disciplined approach to lending, carefully underwriting loans to strict underwriting guidelines and setting high expectations for risk adjusted returns.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $572.9 million as of March 31, 2024, an increase of 46% from December 31, 2023, and an increase of 46% from March 31, 2023.
•Commercial pipelines were $498.6 million as of March 31, 2024, an increase of 63% from $306.5 million at December 31, 2023, and an increase of 72% from $289.2 million at March 31, 2023. The Company is benefiting from the investment made in recent years to attract talent from regional banks across its markets. This talent is onboarding significant new relationships, resulting in higher deposit growth and growing pipelines.
•SBA pipelines were $15.6 million as of March 31, 2024, a decrease of 24% from $20.6 million at December 31, 2023, and an increase of 90% from $8.2 million at March 31, 2023.
•Consumer pipelines were $25.1 million as of March 31, 2024, an increase of $6.3 million, or 34%, from $18.7 million at December 31, 2023, and a decrease of $13.7 million, or 35%, from $38.7 million at March 31, 2023.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Residential saleable pipelines were $9.3 million as of March 31, 2024, an increase of 249% from $2.7 million at December 31, 2023, and an increase of 40% from $6.6 million at March 31, 2023. Retained residential pipelines were $24.4 million as of March 31, 2024, a decrease of 45% from $44.4 million at December 31, 2023, and a decrease of 50% from $48.4 million at March 31, 2023.
•Total deposits were $12.0 billion as of March 31, 2024, an increase of $238.9 million, or 8% annualized, when compared to December 31, 2023. Seacoast’s granular, longstanding deposit base is a hallmark of our franchise and serves as a significant source of strength.
•At March 31, 2024, transaction account balances represented 52% of overall deposits.
•Noninterest demand deposits represent 30% of overall deposits and grew $10.4 million from the prior quarter.
•The Company benefits from a granular deposit franchise, with the top ten depositors representing only 4% of total deposits.
•Average deposits per banking center were $156.0 million at March 31, 2024, an increase of 2% from the prior quarter.
•Uninsured deposits represented only 35% of overall deposit accounts as of March 31, 2024. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 29% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 138% of uninsured deposits, and 164% of uninsured and uncollateralized deposits.
•Consumer deposits represent 42% of overall deposit funding with an average consumer customer balance of $25 thousand. Commercial deposits represent 58% of overall deposit funding with an average business customer balance of $110 thousand.
•Federal Home Loan Bank advances totaled $110.0 million at March 31, 2024 with a weighted average interest rate of 4.15%. In the aggregate, borrowed funds, including FHLB advances, long-term debt and brokered deposits represented only 2.8% of total liabilities as of March 31, 2024.

Asset Quality
•Nonperforming loans were $77.2 million at March 31, 2024, an increase from $65.1 million at December 31, 2023, and $50.8 million at March 31, 2023. Nonperforming loans to total loans outstanding were 0.77% at March 31, 2024, 0.65% at December 31, 2023, and 0.50% at March 31, 2023.
•Nonperforming assets to total assets increased to 0.57% at March 31, 2024, compared to 0.50% at December 31, 2023, and 0.38% at March 31, 2023.
•The ratio of allowance for credit losses to total loans was 1.47% at March 31, 2024, 1.48% at December 31, 2023, and 1.54% at March 31, 2023.
•Net charge-offs were $3.6 million in the first quarter of 2024, compared to $4.7 million in the fourth quarter of 2023 and $3.2 million in the first quarter of 2023.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $332 thousand, and the average commercial loan size is $742 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 39% and 236% of total bank-level risk-based capital, respectively, compared to 48% and 244%, respectively, at December 31, 2023. On a consolidated basis, construction and land development and commercial real estate loans represent 36% and 222%, respectively, of total consolidated risk-based capital.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Capital and Liquidity
•The Company continues to operate with a fortress balance sheet with a Tier 1 capital ratio at March 31, 2024 of 14.6% compared to 14.5% at December 31, 2023, and 13.4% at March 31, 2023. The Total capital ratio was 16.0%, the Common Equity Tier 1 capital ratio was 14.0%, and the Tier 1 leverage ratio was 11.1% at March 31, 2024. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at March 31, 2024 totaled $682.7 million.
•The Company’s loan to deposit ratio was 83.1% at March 31, 2024, which should provide liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 9.25% at March 31, 2024, compared to 9.31% at December 31, 2023, and 8.36% at March 31, 2023. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 8.59%.
•At March 31, 2024, in addition to $682.7 million in cash, the Company had $5.1 billion in available borrowing capacity, including $4.4 billion in available collateralized lines of credit, $0.4 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion. These liquidity sources as of March 31, 2024 represented 164% of uninsured and uncollateralized deposits.
•Our Board of Directors has approved a share repurchase program of up to $100 million in shares of the Company’s common stock. No shares were repurchased during the first quarter of 2024.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Selected balance sheet data:
Gross loans	$9,978,052	$10,062,940	$10,011,186	$10,117,919	$10,134,395
Total deposits	12,015,840	11,776,935	12,107,834	12,283,267	12,309,701
Total assets	14,830,015	14,580,249	14,823,007	15,041,932	15,255,408

Performance measures:
Net income	$26,006	$29,543	$31,414	$31,249	$11,827
Net interest margin	3.24%	3.36%	3.57%	3.86%	4.31%
Pre-tax pre-provision earnings[1]	$35,674	$42,006	$43,383	$40,864	$47,560
Average diluted shares outstanding	85,270	85,336	85,666	85,536	80,717
Diluted earnings per share (EPS)	0.31	0.35	0.37	0.37	0.15
Return on (annualized):
Average assets (ROA)	0.71%	0.80%	0.84%	0.84%	0.34%
Average tangible assets (ROTA)[2]	0.89	0.99	1.04	1.06	0.52
Average tangible common equity (ROTCE)[2]	9.55	11.22	11.90	12.08	5.96
Tangible common equity to tangible assets[2]	9.25	9.31	8.68	8.53	8.36
Tangible book value per share[2]	$15.26	$15.08	$14.26	$14.24	$14.25
Efficiency ratio	66.78%	60.32%	62.60%	67.34%	64.62%

Adjusted operating measures[1]:
Adjusted net income[4]	$31,132	$31,363	$34,170	$43,489	$23,682
Adjusted pre-tax pre-provision earnings[4]	42,513	45,016	47,349	57,202	64,354
Adjusted diluted EPS[4]	0.37	0.37	0.40	0.51	0.29
Adjusted ROTA[2]	1.04%	1.04%	1.12%	1.41%	0.88%
Adjusted ROTCE[2]	11.15	11.80	12.79	16.08	10.16
Adjusted efficiency ratio	61.13	60.32	60.19	56.44	53.10
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.23%	2.25%	2.34%	2.40%	2.47%

Other data:
Market capitalization[3]	$2,156,529	$2,415,158	$1,869,891	$1,880,407	$2,005,241
Full-time equivalent employees	1,445	1,541	1,570	1,670	1,650
Number of ATMs	95	96	97	96	97
Full-service banking offices	77	77	77	78	83
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.
4As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call April 26, 2024, at 10:00 a.m. (Eastern Time) to discuss the first quarter of 2024 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 7523995). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $14.8 billion in assets and $12.0 billion in deposits as of March 31, 2024. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 77 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, including those highlighted by high-profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the risk that the regulatory environment may not be conducive to or may prohibit the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by recent developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine and the escalating conflicts in the Middle East, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except ratios and per share data)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23

Summary of Earnings
Net income	$26,006	$29,543	$31,414	$31,249	$11,827
Adjusted net income[1,6]	31,132	31,363	34,170	43,489	23,682
Net interest income[2]	105,298	111,035	119,505	127,153	131,351
Net interest margin[2,3]	3.24%	3.36%	3.57%	3.86%	4.31%
Pre-tax pre-provision earnings[1]	35,674	42,006	43,383	40,864	47,560
Adjusted pre-tax pre-provision earnings[1,6]	42,513	45,016	47,349	57,202	64,354

Performance Ratios
Return on average assets-GAAP basis[3]	0.71%	0.80%	0.84%	0.84%	0.34%
Return on average tangible assets-GAAP basis[3,4]	0.89	0.99	1.04	1.06	0.52
Adjusted return on average tangible assets[1,3,4]	1.04	1.04	1.12	1.41	0.88
Pre-tax pre-provision return on average tangible assets[1,3,4,6]	1.22	1.39	1.43	1.39	1.67
Adjusted pre-tax pre-provision return on average tangible assets[1,3,4]	1.42	1.48	1.55	1.85	2.18
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.23	2.25	2.34	2.40	2.47
Return on average shareholders' equity-GAAP basis[3]	4.94	5.69	6.01	6.05	2.53
Return on average tangible common equity-GAAP basis[3,4]	9.55	11.22	11.90	12.08	5.96
Adjusted return on average tangible common equity[1,3,4]	11.15	11.80	12.79	16.08	10.16
Efficiency ratio[5]	66.78	60.32	62.60	67.34	64.62
Adjusted efficiency ratio[1]	61.13	60.32	60.19	56.44	53.10
Noninterest income to total revenue (excluding securities gains/losses)	16.17	15.14	13.22	14.63	14.55
Tangible common equity to tangible assets[4]	9.25	9.31	8.68	8.53	8.36
Average loan-to-deposit ratio	84.50	83.38	82.63	83.48	82.43
End of period loan-to-deposit ratio	83.12	85.48	82.71	82.42	82.35

Per Share Data
Net income diluted-GAAP basis	$0.31	$0.35	$0.37	$0.37	$0.15
Net income basic-GAAP basis	0.31	0.35	0.37	0.37	0.15
Adjusted earnings[1,6]	0.37	0.37	0.40	0.51	0.29

Book value per share common	24.93	24.84	24.06	24.14	24.24
Tangible book value per share	15.26	15.08	14.26	14.24	14.25
Cash dividends declared	0.18	0.18	0.18	0.18	0.17

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

6As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23

Interest on securities:
Taxable	$22,393	$21,383	$21,401	$20,898	$19,244
Nontaxable	34	55	97	97	105
Interest and fees on loans	147,095	147,801	149,871	148,265	135,168
Interest on federal funds sold and other investments	6,184	7,616	8,477	5,023	3,474
Total Interest Income	175,706	176,855	179,846	174,283	157,991

Interest on deposits	47,534	44,923	38,396	27,183	16,033
Interest on time certificates	17,121	15,764	16,461	14,477	5,552
Interest on borrowed money	5,973	5,349	5,683	5,660	5,254
Total Interest Expense	70,628	66,036	60,540	47,320	26,839

Net Interest Income	105,078	110,819	119,306	126,963	131,152
Provision for credit losses	1,368	3,990	2,694	(764)	31,598
Net Interest Income After Provision for Credit Losses	103,710	106,829	116,612	127,727	99,554

Noninterest income:
Service charges on deposit accounts	4,960	4,828	4,648	4,560	4,242
Interchange income	1,888	2,433	1,684	5,066	4,694
Wealth management income	3,540	3,261	3,138	3,318	3,063
Mortgage banking fees	381	378	410	576	426
Insurance agency income	1,291	1,066	1,183	1,160	1,101
SBA gains	739	921	613	249	322
BOLI income	2,264	2,220	2,197	2,068	1,916
Other	5,205	4,668	4,307	4,755	6,574
	20,268	19,775	18,180	21,752	22,338
Securities gains (losses), net	229	(2,437)	(387)	(176)	107
Total Noninterest Income	20,497	17,338	17,793	21,576	22,445

Noninterest expenses:
Salaries and wages	40,304	38,435	46,431	45,155	47,616
Employee benefits	7,889	6,678	7,206	7,472	8,562
Outsourced data processing costs	12,118	8,609	8,714	20,222	14,553
Occupancy	8,037	7,512	7,758	8,583	8,019
Furniture and equipment	2,011	2,028	2,052	2,345	2,267
Marketing	2,655	2,995	1,876	2,047	2,238
Legal and professional fees	2,151	3,294	2,679	4,062	7,479
FDIC assessments	2,158	2,813	2,258	2,116	1,443
Amortization of intangibles	6,292	6,888	7,457	7,654	6,727
Foreclosed property expense and net (gain) loss on sale	(26)	573	274	(57)	195
Provision for credit losses on unfunded commitments	250	—	—	—	1,239
Other	6,532	6,542	7,210	8,266	7,137
Total Noninterest Expense	90,371	86,367	93,915	107,865	107,475

Income Before Income Taxes	33,836	37,800	40,490	41,438	14,524
Income taxes	7,830	8,257	9,076	10,189	2,697

Net Income	$26,006	$29,543	$31,414	$31,249	$11,827

Per share of common stock:

Net income diluted	$0.31	$0.35	$0.37	$0.37	$0.15
Net income basic	0.31	0.35	0.37	0.37	0.15
Cash dividends declared	0.18	0.18	0.18	0.18	0.17

Average diluted shares outstanding	85,270	85,336	85,666	85,536	80,717
Average basic shares outstanding	84,908	84,817	85,142	85,022	80,151

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2024	2023	2023	2023	2023

Assets
Cash and due from banks	$137,850	$167,511	$182,036	$164,193	$180,607
Interest bearing deposits with other banks	544,874	279,671	513,946	563,690	610,636
Total Cash and Cash Equivalents	682,724	447,182	695,982	727,883	791,243

Time deposits with other banks	7,856	5,857	4,357	2,987	3,236

Debt Securities:
Available for sale (at fair value)	1,949,463	1,836,020	1,841,845	1,916,231	2,015,967
Held to maturity (at amortized cost)	669,896	680,313	691,404	707,812	737,911
Total Debt Securities	2,619,359	2,516,333	2,533,249	2,624,043	2,753,878

Loans held for sale	9,475	4,391	2,979	5,967	2,838

Loans	9,978,052	10,062,940	10,011,186	10,117,919	10,134,395
Less: Allowance for credit losses	(146,669)	(148,931)	(149,661)	(159,715)	(155,640)
Net Loans	9,831,383	9,914,009	9,861,525	9,958,204	9,978,755

Bank premises and equipment, net	110,787	113,304	115,749	116,959	116,522
Other real estate owned	7,315	7,560	7,216	7,526	7,756
Goodwill	732,417	732,417	731,970	732,910	728,396
Other intangible assets, net	89,377	95,645	102,397	109,716	117,409
Bank owned life insurance	301,229	298,974	296,763	293,880	292,545
Net deferred tax assets	111,539	113,232	131,602	127,941	124,301
Other assets	326,554	331,345	339,218	333,916	338,529
Total Assets	$14,830,015	$14,580,249	$14,823,007	$15,041,932	$15,255,408

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$3,555,401	$3,544,981	$3,868,132	$4,139,052	$4,554,509
Interest-bearing demand	2,711,041	2,790,210	2,800,152	2,816,656	2,676,320
Savings	608,088	651,454	721,558	824,255	940,702
Money market	3,531,029	3,314,288	3,143,897	2,859,164	2,893,128
Brokered time certificates	142,717	122,347	307,963	591,503	371,392
Time deposits	1,467,564	1,353,655	1,266,132	1,052,637	873,650
Total Deposits	12,015,840	11,776,935	12,107,834	12,283,267	12,309,701

Securities sold under agreements to repurchase	326,732	374,573	276,450	290,156	267,606
Federal Home Loan Bank borrowings	110,000	50,000	110,000	160,000	385,000
Long-term debt, net	106,468	106,302	106,136	105,970	105,804
Other liabilities	153,225	164,353	174,193	148,507	136,213
Total Liabilities	12,712,265	12,472,163	12,774,613	12,987,900	13,204,324

Shareholders' Equity
Common stock	8,494	8,486	8,515	8,509	8,461
Additional paid in capital	1,811,941	1,808,883	1,813,068	1,809,431	1,803,898
Retained earnings	478,017	467,305	453,117	437,087	421,271
Treasury stock	(16,746)	(16,710)	(14,035)	(14,171)	(13,113)
	2,281,706	2,267,964	2,260,665	2,240,856	2,220,517
Accumulated other comprehensive (loss) income, net	(163,956)	(159,878)	(212,271)	(186,824)	(169,433)
Total Shareholders' Equity	2,117,750	2,108,086	2,048,394	2,054,032	2,051,084
Total Liabilities & Shareholders' Equity	$14,830,015	$14,580,249	$14,823,007	$15,041,932	$15,255,408

Common shares outstanding	84,935	84,861	85,150	85,086	84,609

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23

Credit Analysis
Net charge-offs	$3,630	$4,720	$12,748	$705	$3,188
Net charge-offs to average loans	0.15%	0.19%	0.50%	0.03%	0.14%

Allowance for credit losses	$146,669	$148,931	$149,661	$159,715	$155,640

Non-acquired loans at end of period	$6,613,763	$6,571,454	$6,343,121	$6,264,044	$6,048,453
Acquired loans at end of period	3,364,289	3,491,486	3,668,065	3,853,875	4,085,942
Total Loans	$9,978,052	$10,062,940	$10,011,186	$10,117,919	$10,134,395

Total allowance for credit losses to total loans at end of period	1.47%	1.48%	1.49%	1.58%	1.54%
Purchase discount on acquired loans at end of period	4.63	4.75	4.86	4.98	5.02

End of Period
Nonperforming loans	$77,205	$65,104	$41,508	$48,326	$50,787
Other real estate owned	309	221	221	530	530
Properties previously used in bank operations included in other real estate owned	7,006	7,339	6,995	6,996	7,226
Total Nonperforming Assets	$84,520	$72,664	$48,724	$55,852	$58,543

Nonperforming Loans to Loans at End of Period	0.77%	0.65%	0.41%	0.48%	0.50%

Nonperforming Assets to Total Assets at End of Period	0.57	0.50	0.33	0.37	0.38

	March 31,	December 31,	September 30,	June 30,	March 31,
Loans	2024	2023	2023	2023	2023

Construction and land development	$623,246	$767,622	$793,736	$794,371	$757,835
Commercial real estate - owner occupied	1,656,131	1,670,281	1,675,881	1,669,369	1,652,491
Commercial real estate - non-owner occupied	3,368,339	3,319,890	3,285,974	3,370,211	3,412,051
Residential real estate	2,521,399	2,445,692	2,418,903	2,396,352	2,354,394
Commercial and financial	1,566,198	1,607,888	1,588,152	1,615,534	1,655,884
Consumer	242,739	251,567	248,540	272,082	301,740
Total Loans	$9,978,052	$10,062,940	$10,011,186	$10,117,919	$10,134,395

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	1Q'24			4Q'23			1Q'23
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,578,938	$22,393	3.47%	$2,499,047	$21,383	3.42%	$2,700,122	$19,244	2.85%
Nontaxable	5,907	41	2.75	7,835	68	3.48	16,271	131	3.22
Total Securities	2,584,845	22,434	3.47	2,506,882	21,451	3.42	2,716,393	19,375	2.85

Federal funds sold	370,494	5,056	5.49	465,506	6,426	5.48	106,778	1,294	4.91
Interest bearing deposits with other banks and other investments	95,619	1,128	4.74	91,230	1,190	5.18	178,463	2,180	4.95

Total Loans, net	10,034,658	147,308	5.90	10,033,245	148,004	5.85	9,369,201	135,341	5.86

Total Earning Assets	13,085,616	175,926	5.41	13,096,863	177,071	5.36	12,370,835	158,190	5.19

Allowance for credit losses	(148,422)			(149,110)			(139,989)
Cash and due from banks	166,734			179,908			156,235
Premises and equipment	112,391			115,556			116,083
Intangible assets	825,531			832,029			750,694
Bank owned life insurance	299,765			297,525			274,517
Other assets including deferred tax assets	349,161			365,263			419,601

Total Assets	$14,690,776			$14,738,034			$13,947,976

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,719,334	$15,266	2.26%	$2,819,743	$15,658	2.20%	$2,452,113	$3,207	0.53%
Savings	628,329	540	0.35	679,720	505	0.29	1,053,220	400	0.15
Money market	3,409,310	31,728	3.74	3,268,829	28,760	3.49	2,713,224	12,426	1.86
Time deposits	1,590,070	17,121	4.33	1,524,460	15,764	4.10	812,422	5,552	2.77
Securities sold under agreements to repurchase	333,386	3,079	3.71	335,559	2,991	3.54	173,498	864	2.02
Federal Home Loan Bank borrowings	102,418	960	3.77	59,022	442	2.97	282,444	2,776	3.99
Long-term debt, net	106,373	1,934	7.31	106,205	1,916	7.16	98,425	1,614	6.65

Total Interest-Bearing Liabilities	8,889,220	70,628	3.20	8,793,538	66,036	2.98	7,585,346	26,839	1.43

Noninterest demand	3,528,489			3,739,993			4,334,969
Other liabilities	154,686			145,591			130,616
Total Liabilities	12,572,395			12,679,122			12,050,931

Shareholders' equity	2,118,381			2,058,912			1,897,045

Total Liabilities & Equity	$14,690,776			$14,738,034			$13,947,976

Cost of deposits			2.19%			2.00%			0.77%
Interest expense as a % of earning assets			2.17%			2.00%			0.88%
Net interest income as a % of earning assets		$105,298	3.24%		$111,035	3.36%		$131,351	4.31%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2024	2023	2023	2023	2023

Customer Relationship Funding
Noninterest demand
Commercial	$2,808,151	$2,752,644	$3,089,488	$3,304,761	$3,622,441
Retail	553,697	561,569	570,727	615,536	673,686
Public funds	145,747	173,893	134,649	152,159	194,977
Other	47,806	56,875	73,268	66,596	63,405
Total Noninterest Demand	3,555,401	3,544,981	3,868,132	4,139,052	4,554,509

Interest-bearing demand
Commercial	1,561,905	1,576,491	1,618,755	1,555,486	1,233,845
Retail	930,178	956,900	994,224	1,058,993	1,209,664
Brokered	—	—	—	—	44,474
Public funds	218,958	256,819	187,173	202,177	188,337
Total Interest-Bearing Demand	2,711,041	2,790,210	2,800,152	2,816,656	2,676,320

Total transaction accounts
Commercial	4,370,056	4,329,135	4,708,243	4,860,247	4,856,286
Retail	1,483,875	1,518,469	1,564,951	1,674,529	1,883,350
Brokered	—	—	—	—	44,474
Public funds	364,705	430,712	321,822	354,336	383,314
Other	47,806	56,875	73,268	66,596	63,405
Total Transaction Accounts	6,266,442	6,335,191	6,668,284	6,955,708	7,230,829

Savings
Commercial	52,665	58,562	79,731	101,908	108,023
Retail	555,423	592,892	641,827	722,347	832,679
Total Savings	608,088	651,454	721,558	824,255	940,702

Money market
Commercial	1,709,636	1,655,820	1,625,455	1,426,348	1,542,220
Retail	1,621,618	1,469,142	1,362,390	1,275,721	1,279,712
Public funds	199,775	189,326	156,052	157,095	71,196
Total Money Market	3,531,029	3,314,288	3,143,897	2,859,164	2,893,128

Brokered time certificates	142,717	122,347	307,963	591,503	371,392
Time deposits	1,467,564	1,353,655	1,266,132	1,052,637	873,650
	1,610,281	1,476,002	1,574,095	1,644,140	1,245,042
Total Deposits	$12,015,840	$11,776,935	$12,107,834	$12,283,267	$12,309,701

Customer sweep accounts	$326,732	$374,573	$276,450	$290,156	$267,606

Total customer funding[1]	$12,199,855	$12,029,161	$12,076,321	$11,981,920	$12,161,441

[1]Total deposits and customer sweep accounts, excluding brokered deposits.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23

Net Income	$26,006	$29,543	$31,414	$31,249	$11,827

Total noninterest income	20,497	17,338	17,793	21,576	22,445
Securities losses (gains), net	(229)	2,437	387	176	(107)
BOLI benefits on death (included in other income)	—	—	—	—	(2,117)
Total Adjustments to Noninterest Income	(229)	2,437	387	176	(2,224)
Total Adjusted Noninterest Income	20,268	19,775	18,180	21,752	20,221

Total noninterest expense	90,371	86,367	93,915	107,865	107,475
Merger related charges:
Salaries and wages	—	—	—	(1,573)	(4,240)
Outsourced data processing	—	—	—	(10,904)	(6,551)
Legal and professional fees	—	—	—	(1,664)	(4,789)
Other	—	—	—	(1,507)	(1,952)
Total merger related charges	—	—	—	(15,648)	(17,532)

Branch reductions and other expense initiatives:
Salaries and wages	(2,073)	—	(3,201)	(462)	(539)
Outsourced data processing	(4,089)	—	—	—	—
Occupancy	(771)	—	—	—	—
Other	(161)	—	(104)	(109)	(752)
Total branch reductions and other expense initiatives	(7,094)	—	(3,305)	(571)	(1,291)

Adjustments to Noninterest Expense	(7,094)	—	(3,305)	(16,219)	(18,823)
Adjusted Noninterest Expense[2]	83,277	86,367	90,610	91,646	88,652

Income Taxes	7,830	8,257	9,076	10,189	2,697
Tax effect of adjustments	1,739	617	936	4,155	4,744
Adjusted Income Taxes	9,569	8,874	10,012	14,344	7,441
Adjusted Net Income[2]	$31,132	$31,363	$34,170	$43,489	$23,682

Earnings per diluted share, as reported	$0.31	$0.35	$0.37	$0.37	$0.15
Adjusted Earnings per Diluted Share	0.37	0.37	0.40	0.51	0.29
Average diluted shares outstanding	85,270	85,336	85,666	85,536	80,717

Adjusted Noninterest Expense	$83,277	$86,367	$90,610	$91,646	$88,652
Provision for credit losses on unfunded commitments	(250)	—	—	—	(1,239)
Foreclosed property expense and net gain (loss) on sale	26	(573)	(274)	57	(195)
Amortization of intangibles	(6,292)	(6,888)	(7,457)	(7,654)	(6,727)
Net Adjusted Noninterest Expense	$76,761	$78,906	$82,879	$84,049	$80,491

Net adjusted noninterest expense	$76,761	$78,906	$82,879	$84,049	$80,491
Average tangible assets	13,865,245	13,906,005	14,066,216	14,044,301	13,197,282
Net Adjusted Noninterest Expense to Average Tangible Assets	2.23%	2.25%	2.34%	2.40%	2.47%

Revenue	$125,575	$128,157	$137,099	$148,539	$153,597
Total Adjustments to Revenue	(229)	2,437	387	176	(2,224)
Impact of FTE adjustment	220	216	199	190	199
Adjusted Revenue on a fully taxable equivalent basis	$125,566	$130,810	$137,685	$148,905	$151,572
Adjusted Efficiency Ratio	61.13%	60.32%	60.19%	56.44%	53.10%

Net Interest Income	$105,078	$110,819	$119,306	$126,963	$131,152
Impact of FTE adjustment	220	216	199	190	199
Net Interest Income including FTE adjustment	$105,298	$111,035	$119,505	$127,153	$131,351
Total noninterest income	20,497	17,338	17,793	21,576	22,445
Total noninterest expense less provision for credit losses on unfunded commitments	90,121	86,367	93,915	107,865	106,236
Pre-Tax Pre-Provision Earnings	$35,674	$42,006	$43,383	$40,864	$47,560

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Total Adjustments to Noninterest Income	(229)	2,437	387	176	(2,224)
Total Adjustments to Noninterest Expense including foreclosed property expense	7,068	573	3,579	16,162	19,018
Adjusted Pre-Tax Pre-Provision Earnings[2]	$42,513	$45,016	$47,349	$57,202	$64,354

Average Assets	$14,690,776	$14,738,034	$14,906,003	$14,887,289	$13,947,976
Less average goodwill and intangible assets	(825,531)	(832,029)	(839,787)	(842,988)	(750,694)
Average Tangible Assets	$13,865,245	$13,906,005	$14,066,216	$14,044,301	$13,197,282

Return on Average Assets (ROA)	0.71%	0.80%	0.84%	0.84%	0.34%
Impact of removing average intangible assets and related amortization	0.18	0.19	0.20	0.22	0.18
Return on Average Tangible Assets (ROTA)	0.89	0.99	1.04	1.06	0.52
Impact of other adjustments for Adjusted Net Income	0.15	0.05	0.08	0.35	0.36
Adjusted Return on Average Tangible Assets	1.04	1.04	1.12	1.41	0.88

Pre-Tax Pre-Provision return on Average Tangible Assets[2]	1.22%	1.39%	1.43%	1.39%	1.67%
Impact of adjustments on Pre-Tax Pre-Provision earnings	0.20	0.09	0.12	0.46	0.51
Adjusted Pre-Tax Pre-Provision Return on Average Tangible Assets	1.42	1.48	1.55	1.85	2.18

Average Shareholders' Equity	$2,118,381	$2,058,912	$2,072,747	$2,070,529	$1,897,045
Less average goodwill and intangible assets	(825,531)	(832,029)	(839,787)	(842,988)	(750,694)
Average Tangible Equity	$1,292,850	$1,226,883	$1,232,960	$1,227,541	$1,146,351

Return on Average Shareholders' Equity	4.94%	5.69%	6.01%	6.05%	2.53%
Impact of removing average intangible assets and related amortization	4.61	5.53	5.89	6.03	3.43
Return on Average Tangible Common Equity (ROTCE)	9.55	11.22	11.90	12.08	5.96
Impact of other adjustments for Adjusted Net Income	1.60	0.58	0.89	4.00	4.20
Adjusted Return on Average Tangible Common Equity	11.15	11.80	12.79	16.08	10.16

Loan interest income[1]	$147,308	$148,004	$150,048	$148,432	$135,341
Accretion on acquired loans	(10,595)	(11,324)	(14,843)	(14,580)	(15,942)
Loan interest income excluding accretion on acquired loans	$136,713	$136,680	$135,205	$133,852	$119,399

Yield on loans[1]	5.90	5.85	5.93	5.89	5.86
Impact of accretion on acquired loans	(0.42)	(0.45)	(0.59)	(0.58)	(0.69)
Yield on loans excluding accretion on acquired loans	5.48%	5.40%	5.34%	5.31%	5.17%

Net Interest Income[1]	$105,298	$111,035	$119,505	$127,153	$131,351
Accretion on acquired loans	(10,595)	(11,324)	(14,843)	(14,580)	(15,942)
Net interest income excluding accretion on acquired loans	$94,703	$99,711	$104,662	$112,573	$115,409

Net Interest Margin	3.24	3.36	3.57	3.86	4.31
Impact of accretion on acquired loans	(0.33)	(0.34)	(0.44)	(0.44)	(0.53)
Net interest margin excluding accretion on acquired loans	2.91%	3.02%	3.13%	3.42%	3.78%

Security interest income[1]	$22,434	$21,451	$21,520	$21,018	$19,375
Tax equivalent adjustment on securities	(7)	(13)	(22)	(23)	(26)
Security interest income excluding tax equivalent adjustment	$22,427	$21,438	$21,498	$20,995	$19,349

Loan interest income[1]	$147,308	$148,004	$150,048	$148,432	$135,341
Tax equivalent adjustment on loans	(213)	(203)	(177)	(167)	(173)
Loan interest income excluding tax equivalent adjustment	$147,095	$147,801	$149,871	$148,265	$135,168

Net Interest Income[1]	$105,298	$111,035	$119,505	$127,153	$131,351
Tax equivalent adjustment on securities	(7)	(13)	(22)	(23)	(26)
Tax equivalent adjustment on loans	(213)	(203)	(177)	(167)	(173)

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'24	4Q'23	3Q'23	2Q'23	1Q'23
Net interest income excluding tax equivalent adjustment	$105,078	$110,819	$119,306	$126,963	$131,152

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
2 As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.